SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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TENGASCO, INC.

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Tengasco, Inc.
6021 S. Syracuse Way, Suite 117
Greenwood Village, Colorado 80111

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 17, 2016

TO THE STOCKHOLDERS:

Notice is hereby given that a Special Meeting of stockholders (the “Special Meeting”) of Tengasco, Inc. (the “Company”) has been called for and will be held at the Company’s offices at 6021 S. Syracuse Way, Suite 117, Greenwood Village, Colorado 80111 on March 17, 2016 at 9:30 AM local (Mountain ) time for the following purposes:

1.	Approving an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) to effect a reverse split of its issued and outstanding shares of common stock at a ratio of 1:10 (the “Reverse Split”); provided that the Company’s board of directors (the “Board”) may abandon the Reverse Split in its discretion at any time prior to filing the amendment to the Certificate of Incorporation. The Company’s primary objective in effectuating the Reverse Split would be to attempt to raise the per share trading price of its common stock in an effort to maintain compliance with the NYSE MKT rules regarding low stock prices.

2.	Approving an amendment to the Company’s Stock Incentive Plan (the “Plan”) to expand the types of awards available under the Plan to include grants of vested and unvested shares of the Company’s stock, in addition to grants of options and stock appreciation rights as currently provided by the Plan. The purpose of this amendment is to provide the Company with greater flexibility in structuring compensation plans that could preserve cash in the current economic environment and better align incentives among management and stockholders.

3.	Approving the adjournment of the Special Meeting, if necessary, to solicit additional proxies to vote in favor of the foregoing Proposal No. 1.

Our Board has fixed the close of business on January 25, 2016 as the record date for determining the stockholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only stockholders of record at the close of business on January 25, 2016 will be entitled to vote at the Special Meeting or any adjournments thereof.

By order of the Board of Directors

Michael J. Rugen, Chief Executive Officer
Greenwood Village, Colorado
February 5, 2016

This proxy statement and the form of proxy are first being sent or given to stockholders on or about February 5, 2016, pursuant to rules adopted by the Securities and Exchange Commission.

INTERNET AVAILABILITY OF PROXY MATERIALS

This Notice of Special Meeting and Proxy Statement along with the form of proxy card will be available online at http://www.cstproxy.com/tengasco/sm2016 on the first day these materials are mailed to stockholders which is anticipated to be February 5, 2015.

Tengasco, Inc.
6021 S. Syracuse Way, Suite 117
Greenwood Village, Colorado 80111

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
To be held on March 17, 2016

GENERAL

This proxy statement is furnished by the Board of Directors (the “Board”) of Tengasco, Inc., a Delaware corporation (which we refer to as the “Company”, “Tengasco”, “we” or “us”), with offices located at 6021 S. Syracuse Way, Suite 117, Greenwood Village, CO 80111, in connection with the solicitation of proxies to be used at the Special Meeting of stockholders of the Company to be held on March 17, 2016 at 9:30 a.m. MT and at any adjournments thereof (the “Special Meeting”).

If your share ownership is recorded directly (i.e. your shares are in paper certificate form and are registered as such by the Company’s transfer agent) you may vote in person at the Special Meeting or you may vote by proxy. If your share ownership is recorded directly or registered, you will receive a proxy card by mail at the address shown on the transfer agent’s records. Voting instructions are included on the proxy card.  We recommend that you vote by proxy even if you plan to attend the Special Meeting. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Chief Executive Officer of the Company, or by a registered stockholder voting in person at the Special Meeting.

If your share ownership is beneficial (that is, your shares are held in the name of a bank, broker or other nominee referred to as in “street name”), your broker, bank, or nominee will issue you a voting instruction form that you use to instruct them how to vote your shares. Your voting instruction must be followed.  Although most brokers and nominees offer mail, telephone and internet voting, availability and specific procedures will depend on their respective voting arrangements. If you wish to vote your shares that are held in street name in person at the Special Meeting, you must request and obtain a “legal proxy” from your bank or broker (not from the Company) and bring the “legal proxy” to the Special Meeting or you will not be permitted to vote your shares in person at the meeting.  You must bring a “legal proxy” to vote in person at the meeting even if you have not instructed your broker to vote your shares.  A legal proxy is necessary to assure that shares held in street name that are to be voted in person at the Special Meeting have not been double-counted as a result of the vote collecting process. You may not use the form of proxy set out at the end of this Proxy Statement in the place of a “legal proxy” obtained from your bank or broker, to vote shares held in street name in person at the Special Meeting.

THE ENCLOSED PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED ON THE PROXY OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE APPROVAL OF THE REVERSE SPLIT (Proposal No. 1); FOR THE APPROVAL OF THE PLAN AMENDMENT (Proposal No. 2); AND FOR THE ADJOURNMENT OF THE SPECIAL MEETING (Proposal No. 3).  IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED BY THE HOLDERS OF THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

The cost of preparing, assembling and mailing the Notice of Internet Availability of Proxy materials, notice of meeting, proxy statement, and proxy card will be borne by the Company.  In addition to solicitation of the proxies by use of the mails, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, fax transmission or e-mail. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of the common stock. The Company will reimburse such persons for their expenses in forwarding soliciting material.

QUESTIONS AND ANSWERS REGARDING THE SPECIAL MEETING

Why am I receiving these materials?
These proxy materials are being sent to the holders of shares of the common stock of Tengasco in connection with the solicitation of proxies by our Board for use at the Special Meeting of Stockholders to be held at 9:30 A.M. Mountain Time on Thursday, March 17, 2016 at our corporate headquarters at 6021 S. Syracuse Way, Suite 117, Greenwood Village, Colorado.  The proxy materials relating to the Special Meeting are first being mailed to stockholders entitled to vote at the meeting on or about February 5, 2016.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the full set of proxy materials?
SEC rules allow us to furnish the proxy materials over the Internet.  As a result, we are mailing to most of our stockholders a Notice of the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet.   Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of the Internet availability of the proxy materials.

Who is entitled to vote?
Our Board has fixed the close of business on January 25, 2016 as the Record Date for a determination of stockholders entitled to notice of, and to vote at, this Special Meeting or any adjournment thereof. On the Record Date, there were 60,842,413 shares of common stock outstanding.  Each share of Tengasco common stock represents one vote that may be voted on each matter that may come before the Special Meeting.

What is the difference between holding shares as a record holder or as a beneficial owner?
If your shares are registered in your name with our transfer agent, Continental Stock Transfer and Trust, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by our transfer agent.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name” by the broker/banker as the record owner.  If your shares are held in street name, these proxy materials have been forwarded to you by that broker, bank, or other holder of record. As the beneficial owner, you have the right to instruct that broker, bank, or other record holder on how to vote your shares.

What constitutes a quorum?
To carry on the business of the Special Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of the Company’s common stock, as of the Record Date, are represented in person or by proxy. Any broker non votes or abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Tengasco is unable to obtain a quorum?
If a quorum is not present to transact business at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit solicitation of proxies.

What is a broker non-vote?
Brokers and other intermediaries holding shares of Common Stock in street name for their customers are required to vote such shares in the manner directed by their customers. If their customers do not give any direction on proposals considered to be “routine” proposals under applicable law and stock exchange rules and regulations, brokers may vote such shares on “routine” matters (see “What is broker discretionary voting?” in the following paragraph.)  In contrast, if the broker’s customers do not give any direction on proposals determined to be “non-routine” matters, brokers may not vote your shares on those “non-routine” matters. This is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” any non-routine proposal.

What is broker discretionary voting?
If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, that organization -- frequently your broker -- may generally vote your shares at the broker’s discretion on routine matters (even though a broker may not do so on non-routine matters; see “What is a broker non-vote” immediately above.) If you do not provide instructions on how your broker should vote at the Special Meeting, your broker will exercise its discretion to vote your shares as recommended by our Board on routine matters. Our management expects that the Reverse Split and the Adjournment Proposal will be categorized as routine matters.  Our management expects that the Plan Amendment will not be categorized as a routine matter.  Accordingly, if you do not give any direction, brokers will be eligible to exercise their discretion to vote your shares in favor of the Reverse Split and the Adjournment Proposal as recommended by our Board to be voted upon at this Special Meeting.

Why is the Company proposing a Reverse Split?
The rules of the NYSE MKT LLC (the “NYSE MKT” or the “Exchange”) where our common stock is listed for trading, permit the staff of the Exchange to consider periods of low prices of stock of any listed company as a factor in determining whether that company may remain listed for trading.   We have received a letter from the staff of the Exchange stating that members of its staff believe that the Company’s common stock may not be suitable for auction market trading due to its low selling price.  The Company believes that the proposed Reverse Split will increase the stock price of shares of its common stock so that the Company will remain in compliance with the policy of NYSE MKT exchange regarding stock price and will not be made subject to any delisting process; however, by no means would the stock split guarantee continued compliance with any minimum price per share requirements.

How many votes are needed for each proposal to pass, and is broker discretionary voting expected to be allowed on each proposal?

Proposal	Vote Required
1. To approve an amendment to the Certificate of Incorporation to effect a Reverse Split of our issued and outstanding shares of Common Stock
The affirmative vote of a majority of the outstanding shares of common stock as of the Record Date.  An abstention will have the effect of a vote against the proposal. Brokers have discretion to vote on this matter even without specific voting instructions from the beneficial owner of shares.

2. To approve an amendment to the Stock Incentive Plan
The affirmative vote of a majority of the shares present and entitled to vote.  An abstention and a broker non-vote will not be counted as votes cast on the proposal and therefore will have no effect on the outcome of the proposal.

3. To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies to vote in favor of the foregoing Proposal No. 1
The affirmative vote of a majority of the shares present and entitled to vote.  Abstentions will not be counted as votes cast on the proposal and therefore will have no effect on the outcome of the proposal.  Brokers have discretion to vote on this matter even without specific voting instructions from the beneficial owner of shares.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides information regarding beneficial ownership of our common stock as of January 25, 2016 by the following: each person known by us to be the beneficial owner of more than five percent of our common stock; each of our directors and named executive officers, and all executive officers and directors as a group.   The address of each executive officer and director is c/o Tengasco, Inc., 6021 S. Syracuse Way, Suite 117, Greenwood Village CO 80111. Shares included in the “Right to Acquire” column consist of shares that may be purchased through the exercise of options that are exercisable within 60 days of January 25, 2016.

Name and Address	Title	Number of Shares Beneficially Owned[1]	Percent of Class[2]

Matthew K. Behrent	Director	183,000[3]	Less than 1%

Hughree F. Brooks	Director	125,000[4]	Less than 1%

Michael J. Rugen	Chief Executive Officer (interim); Chief Financial Officer	0[5]	-

Peter E. Salas	Director; Chairman of the Board	21,007,156[6]	34.5%

Cary V. Sorensen	Vice President; General Counsel; Secretary	236,226[7]	Less than 1%

Richard M. Thon	Director	56,250[8]	Less than 1%

All directors and executive officers as a group		21,607,632	35.5%

1 Unless otherwise stated, all shares of common stock are directly held with sole voting and dispositive power. The shares set forth in the table are as of January 25, 2016.
2 Calculated pursuant to Rule 13d-3(d) under the Securities Exchange Act of 1934 based upon 60,842,413 shares of common stock being outstanding as of January 25, 2016.  Shares not outstanding that are subject to options or warrants exercisable by the holder thereof within 60 days of January 25, 2016 are deemed outstanding for the purposes of calculating the number and percentage owned by such stockholder, but not deemed outstanding for the purpose of calculating the percentage of any other person.  Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.
3 Consists of 33,000 shares held directly and vested, fully exercisable options to purchase 150,000 shares.
4 Consists of vested, fully exercisable options to purchase 125,000 shares.
5 Mr. Rugen’s options to purchase 400,000 shares expired on September 27, 2015.
6 Consists of directly, vested, fully exercisable options to purchase 150,000 shares, 218,000 shares held individually, and 20,639,156 shares held directly by Dolphin Offshore Partners, L.P. (“Dolphin”), the Company’s largest shareholder and the only shareholder holding more than 5% of the Company’s stock as of January 25, 2016.  Peter E. Salas is the sole shareholder of and controlling person of Dolphin Mgmt. Services, Inc. which is the general partner of Dolphin.
7 Consists of 236,226 shares held directly.
8 Consists of vested, fully exercisable options to purchase 56,250 shares.

EXECUTIVE COMPENSATION

The Company is a “smaller reporting company” under the rules promulgated by the Securities and Exchange Commission and complies with the disclosure requirements specifically applicable to smaller reporting companies. This Section and Summary Compensation Table are not intended to meet the “Compensation Disclosure and Analysis” disclosure that is required to be made by larger reporting companies.

The following table sets forth a summary of all compensation awarded to, earned or paid to, the Company's Chief Executive Officer, Chief Financial Officer and other executive officers whose compensation exceeded $100,000 during fiscal years ended December 31, 2015 and December 31, 2014.

SUMMARY COMPENSATION TABLE
		Salary	Bonus	Option Awards	All Other Compensation[1]	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)
Michael J. Rugen,	2015	168,008	29,442		1,674	199,124
Chief Executive Officer (interim)[2]	2014	186,716	68,343	-	53,597	308,656
Chief Financial Officer
Cary V. Sorensen,	2015	92,677	-		945	93,622
General Counsel	2014	137,940	5,000	-	9,788	152,728
_______________
1 The amounts in this column consist of the Company’s matching contributions to its 401 (k) plan, personal use of company vehicles, moving expenses, and the portion of company-wide group term life insurance premiums allocable to these named executive officers.
2 The information for Mr. Rugen for 2015 and 2014 includes compensation for his services as both CEO and CFO.  The bonus in 2015 and 2014 include $29,442 and $33,068 respectively for quarterly bonuses paid to Mr. Rugen as compensation to serve in the capacity as CEO.

OUTSTANDING EQUITY AWARDS AT FISCAL 2015 YEAR-END
	OPTION AWARDS
	Number of securities underlying unexercised options	Number of securities underlying unexercised options	Option exercise price	Option expiration date
	exercisable	unexercisable
Michael J. Rugen	0	0	-	-
Cary V. Sorensen	0	0	-	-

Option and Award Exercises

No options were exercised by any person during 2014 or 2015.

Employment Contracts and Compensation Agreements

On September 18, 2013, the Company and its Chief Financial Officer and interim Chief Executive Officer Michael J. Rugen entered into a written Compensation Agreement as reported on Form 8-K filed on September 24, 2013.  Under the terms of the Compensation Agreement, Mr. Rugen’s annual salary will increase from $150,000 to $170,000 per year in his capacity as Chief Financial Officer, and he will receive a bonus of $7,500 per quarter for each quarter during which he also serves as interim Chief Executive Officer.  At June 1, 2014, Mr. Rugen’s salary was increased to $199,826 per year in his capacity as Chief Financial Officer, the quarterly bonus received while in the capacity as interim Chief Financial Officer was increased to $8,815 per quarter.  The increases at June 1, 2014 were for cost of living adjustments related to the relocation of the corporate office from Knoxville to Greenwood Village.  The Compensation agreement is not an employment contract, but does provide that in the event Mr. Rugen were terminated without cause, he would receive a severance payment in the amount of six month’s salary in effect at the time of any such termination.

On February 25, 2015, the Company and its Vice President, General Counsel, and Corporate Secretary Cary V. Sorensen entered into a written Compensation Agreement as reported on Form 8-K filed on February 19, 2015.  Under the terms of the Compensation Agreement, effective March 2, 2015, Mr. Sorensen’s annual salary will be reduced from $137,500 to $91,000 in consideration of the Company's agreement to permit Mr. Sorensen to serve as a full time employee from a virtual office in Galveston, Texas with presence in the Denver area headquarters as required. He will remain eligible for certain existing benefits: 401(k) plan, bonus potential; Company-paid state bar membership dues and charges, and mobile phone charges. The Company also pays reasonable and customary office operating expenses. The Company would pay for business travel on a mileage basis and out of pocket travel costs. However, as to health insurance, Mr. Sorensen will obtain a combination of private/governmental health and disability insurance in lieu of the Company plans, with the Company reimbursing up to $13,000 per year in premiums incurred by him.  The Compensation agreement is not an employment contract, but does provide that in the event Mr. Sorensen were terminated without cause, he would receive a severance payment in the amount of six month’s salary in effect at the time of any such termination.

In addition, during the quarter ended March 31, 2015, the Company initiated cost reduction measures including compensation reductions for each employee, the Board of Directors, and both of the two executive officers of the Company. Mr. Rugen’s annual salary was reduced 18% from $199,826 to $163,857 and his quarterly payment was also reduced 18% from $8,815 to $7,228; and Mr. Sorensen’s annual salary was reduced by 10% from the $91,000 stated above.  These compensation reductions for the executive officers and employees will remain in place until such time, if any, that the market price of crude oil, calculated as a thirty day trailing average of WTI postings as published by the U.S. Energy Information Administration meets or exceeds $70 per barrel when compensation shall revert to the levels in place before the reductions became effective. At such time, if any, that the market price of crude oil, calculated as a thirty day trailing average of WTI postings as published by the U.S. Energy Information Administration meets or exceeds $85 per barrel, all previous reductions made will be reimbursed to each officer, employee and member of the Board of Directors if he is still employed by the Company or still a member of the Board of Directors.

There are presently no other employment contracts relating to any member of management. However, depending upon the Company's operations and requirements, the Company may offer long-term contracts to executive officers or key employees in the future.

Change in Control

To the knowledge of the Company’s management, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

COMPENSATION OF DIRECTORS

The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per diem, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived per diem fees as of this date for all prior meetings.

Members of the Board of Directors may also be requested to perform consulting or other professional services for the Company from time to time, although at this time no such arrangements are in place.  The Board of Directors has reserved to itself the right to review all directors' claims for compensation on an ad hoc basis.

Board members currently receive fees from the Company for their services as director.   They may also from time to time be granted stock options under the Tengasco, Inc. Stock Incentive Plan (the “Plan”). A separate plan to issue cash and/or shares of stock to independent directors for service on the Board and committees of the Board of Directors was authorized by the Board and approved by the Company’s shareholders. A copy of that plan is posted at the Company’s website at www.tengasco.com. No award was made to any independent director under that plan in Fiscal 2015.

DIRECTOR COMPENSATION FOR FISCAL 2015
	Fees earned or paid in cash	Option awards compensation	Total
Matthew K. Behrent	$5,625	$3,251	$8,876
Hughree F. Brooks	$5,625	$3,251	$8,876
Richard M. Thon	$5,625	$3,251	$8,876
Peter E. Salas	$5,625	$3,251	$8,876

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT TO THE  CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK AT A RATIO OF 1:10 (THE “REVERSE SPLIT”); PROVIDED, THAT THE BOARD MAY ABANDON THE REVERSE SPLIT IN ITS DISCRETION.

Overview

The Board unanimously approved an amendment to the Certificate of Incorporation to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of one-for-ten (1:10) and recommended that a proposal to approve the Reverse Split be submitted to the holders of the Company’s common stock. You are now being asked to vote upon this amendment to the Certificate of Incorporation.  Should the Company receive the required stockholder approval, the Board will have the sole authority to elect, at any time prior to filing the amendment to the Certificate of Incorporation, whether or not to effect the Reverse Split.  Even with stockholder approval of this proposal, the Board would not be obligated to pursue the Reverse Split. Rather, the Board would have the flexibility to decide whether or not a Reverse Split would be in the best interests of the Company.

The Board presently intends to effect the Reverse Split in order to maintain its listing on the NYSE MKT.  NYSE MKT Rule 1003(f)(v) provides that the NYSE MKT “will normally consider” suspending trading or delisting a company’s common stock where it is “selling for a substantial period of time at a low price per share.” Authorization to effect a reverse split would be helpful in maintaining, but would by no means guarantee, continued compliance with the NYSE MKT rule.  The Board may consider a variety of factors in determining whether or not to proceed with the proposed amendment of the Certificate of Incorporation, including overall trends in the stock market, recent changes and anticipated trends in the per share market price of our common stock, business developments, and our actual and projected financial performance. However, for the reasons set out below, it is expected that the Board will authorize filing the amendment to the Certificate of Incorporation at the earliest possible time following stockholder approval.

Purpose and Background of the Reverse Split

The Company’s primary objective in effectuating the Reverse Split would be to attempt to raise the per share trading price of our common stock in an effort to maintain compliance with NYSE MKT Rule 1003(f)(v) .  The NYSE MKT does not have any specific minimum price, but does have has a policy in effect requiring, among other things, a review of all specific factors bearing on continued listing should the average closing price of the common stock of a listed company fall below $0.20 per share for thirty consecutive trading days and not increase to a point above that level within a reasonable period of time.  In such event, the NYSE MKT will provide notice to the listed company that if the share price does not increase above that level within a reasonable time, the Exchange could, among other things initiate delisting procedures, with certain appeal rights granted to the listed company to contest such determination.

On December 29, 2015, we received notice from NYSE MKT that over the last 30 trading days, the average closing price of TGC common stock has dipped below $0.20 per share.  The notice stated that members of its staff believe that the Company’s common stock may not be suitable for auction market trading due to its low selling price.  The notice further stated that “This letter constitutes notification that the staff [of NYSE MKT- Ed.] deems it appropriate for the Company to effect a reverse stock split.”   The Board is therefore seeking approval for the authority to effectuate the Reverse Split as a means of increasing the share price of our common stock per share in order to remain in compliance with the rules established by the NYSE MKT. We expect that the Reverse Split will increase the bid price per share of our common stock above the $0.20 per share minimum price utilized by NYSE MKT policy. However, there can be no assurance that the Reverse Split will have that effect, initially or in the future, or that it will enable us to maintain compliance with the NYSE MKT policy.

In addition, we believe that the low per share market price of our common stock may impair its marketability to and acceptance by institutional investors and other members of the investing public.  In addition, the low per share market price may create a negative impression of the Company. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the pricing of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of stock.

We further believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company's market capitalization. If the Reverse Split successfully increases the per share price of our common stock, we believe this increase will enhance our ability to attract and retain employees and service providers.

We anticipate that the decrease in the number of shares of our outstanding common stock as a consequence of the Reverse Split, and the anticipated increase in the price per share, will encourage greater interest in our common stock by the financial community and the investing public, help us attract and retain employees and other service providers, and possibly promote greater liquidity for our stockholders with respect to those shares presently held by them. However, the possibility also exists that liquidity may be adversely affected by the reduced number of shares which would be outstanding if the Reverse Split is made effective, particularly if the price per share of our common stock decreases after the Reverse Split is made effective.

There can be no assurance that the Reverse Split will achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Split will increase proportionately with the Reverse Split, or that any increase in the price per share will be sustained for any period of time.

If stockholders do not approve this Proposal and our stock price does not otherwise increase to greater than $0.20 per share for at least thirty consecutive trading days, we expect our common stock to be made subject to a delisting procedure to be initiated at a by the NYSE MKT. We believe the Reverse Split is the most likely way to assist the stock price in reaching the minimum bid level required by the NYSE MKT policy, although effecting the Reverse Split cannot guarantee that we will be in compliance with the minimum price policy of the NYSE MKT.

If our common stock were delisted from the NYSE MKT at some point in the future, trading of our common stock would thereafter be conducted on the OTC Bulletin Board or the "pink sheets". As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock. To relist shares of our common stock on the NYSE MKT, we would be required to meet the initial listing requirements for the NYSE MKT, which are more stringent than the maintenance requirements.

If our common stock were delisted from the NYSE MKT and the price of our common stock were below $5.00 at such time, such stock would come within the definition of "penny stock" as defined in the Securities Exchange Act of 1934, as amended, and would be covered by Rule 15g-9 of the Securities Exchange Act of 1934. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. These additional sales practice restrictions will make trading in our common stock more difficult and the market less efficient.

The Reverse Split May Not Result in an Increase in the Per Share Price of Our Common Stock; There Are Other Risks Associated with the Reverse Split

We cannot predict whether the Reverse Split will increase the market price for our common stock.  The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share will either exceed or remain in excess of the $0.20 closing price as required by the NYSE MKT policy;

•	we will otherwise meet the requirements for continued listing for trading on the NYSE MKT exchange;

•	the market price per share of our common stock after the Reverse Split will rise in proportion to the reduction in the number of shares outstanding before the Reverse Split;

•	the Reverse Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks; or

•	the Reverse Split will result in a per share price that will increase our ability to attract and retain employees and other service providers.

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Split is made effective and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Split.

 Principal Effects of Reverse Split on Market for Common Stock

By decreasing the number of shares of common stock outstanding without altering the aggregate economic interest represented by the shares, we believe the market price will be increased. The greater the market price rises above $0.20 per share, the less risk there will be that we will fail to meet the policy for maintaining a share price meeting NYSE MKT policy. However, there can be no assurance that the market price of the common stock will rise to or maintain any particular level or that we will at all times be able to meet the minimum share price policy requirements for maintaining the listing of our common stock on the NYSE MKT.

Principal Effects of Reverse Split on Common Stock; No Fractional Shares; No Change to Par Value; No Change to Number of Authorized Shares

If stockholders approve granting the Board the authority to exercise its discretion to amend the Certificate of Incorporation to effect a Reverse Split, and if the Board decides to effectuate such amendment and Reverse Split, the principal effect of the Reverse Split will be (i) to reduce the number of issued and outstanding shares of our common stock, in accordance with an exchange ratio approved by the stockholders and determined by the Board as set forth in this Proposal, from approximately 60,842,413 shares to approximately 6,084,242 shares.  The total number of shares of common stock each stockholder holds will be reclassified automatically into the number of shares of common stock equal to the number of shares of common stock each stockholder held immediately before the Reverse Split divided by the exchange ratio approved by the stockholders as set forth in this Proposal.

The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests, except to the extent that the Reverse Split would result in any stockholder owning a fractional share. Stockholders holding fractional shares after the Reverse Split because the number of shares of common stock they hold before the Reverse Split is not evenly divisible by the split ratio will be issued one whole share in exchange for any fractional interest that such stockholder would have been eligible to receive as a result of the Reverse Split. The par value of our common stock and preferred stock would remain unchanged at $0.001 per share. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The Company is currently authorized to issue 100,000,000 shares of common stock.  Upon effectiveness of the Reverse Split, the number of authorized shares of common stock that are not issued or outstanding will increase substantially because the proposed amendment will not reduce the number of authorized shares while it will reduce the number of outstanding shares by a factor of ten. In other words, if stockholders approve Proposal No. 1 and our Board effectuates the amendment, the number of authorized but unissued shares of common stock would increase from approximately 39.2 million shares to approximately 93.9 million shares that will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted.

Principal Effects of Reverse Split on Outstanding Options and Stock Plan

As of the Record Date, we had outstanding stock options under the Plan to purchase an aggregate of 481,250 shares of common stock with exercise prices per share ranging from $0.12 to $1.16 per share. Under the terms of the Plan, when the Reverse Split becomes effective, the maximum number of shares subject to the Plan as well as the number of shares of common stock covered by each option outstanding under the Plan will be reduced to one tenth the number of shares currently covered and the exercise or conversion price per share will be increased by ten times the current exercise or conversion price, resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the Reverse Split.  The maximum number of shares available under the Plan will be adjusted to one tenth of the maximum number of shares currently stated in the Plan.

Principal Effects of Reverse Split on Legal Ability to Pay Dividends

The Board has not in the past declared, nor does it have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property. Therefore, we do not believe that the Reverse Split will have any effect with respect to future distributions, if any, to holders of our common stock.

Accounting Matters

The Reverse Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our common stock will be reduced by a factor of ten. In other words, stated capital will be reduced to one tenth of its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company). However, this Proposal is not being proposed to facilitate implementing a poison pill in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to our Board and stockholders.

Exchange of Stock Certificates

If Proposal One is approved by our stockholders and the Reverse Split is effected, the reduction in the number of our shares of common stock that you hold will occur automatically on the date of effectiveness, without any further action on your part and without regard to the date that you physically surrender any certificates representing pre-split shares of common stock for certificates representing post-split shares. As soon as practicable after the effective date of the Reverse Split we expect that our transfer agent, Continental Stock Transfer & Trust Company, will mail transmittal forms to each holder of record of certificates representing the number of shares of our common stock that you previously held prior to the Reverse Split.  However, we may decide at a later time to utilize another agent.  The letter of transmittal should be used by you in forwarding any pre-split certificates you will be entitled to receive as a consequence of the Reverse Split. The transmittal form will be accompanied by instructions specifying other details of the exchange.

After receipt of a transmittal form, you should surrender your old certificates and will receive in exchange therefor certificates representing the number of shares of our common stock that you now hold. No stockholder will be required to pay a transfer or other fee to exchange his, her or its certificates. Stockholders should not send in certificates until they receive a transmittal form from the transfer agent. In connection with the Reverse Split, our common stock will change its current Committee on Uniform Securities Identification Procedures (CUSIP) number. This new CUSIP number will appear on any new stock certificates issued representing shares of our post-split common stock.

As of the effective date of the Reverse Split, each certificate representing pre-split shares of common stock will, until surrendered and exchanged as described above, be deemed cancelled and, for all corporate purposes, will be deemed to represent only the number of post-split shares of common stock as a result of the Reverse Split. It is very important for you to note that you will not be entitled to receive any dividends or other distributions payable by us after the Reverse Split is effective until you surrender and exchange your certificates. If we issue and pay any dividends or distributions, these amounts will be withheld, accumulated and will be paid to you, without interest, once you surrender your certificates for exchange.

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If a stockholder holds registered shares in book-entry form with the transfer agent, they will be sent a transaction statement by our transfer agent after the effective time of the Reverse Split indicating the number of post-reverse split shares they own.

No Dissenters' Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenter's rights with respect to the Reverse Split, and the Company will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Split

The following is a summary of the material federal income tax consequences of the Reverse Split to holders of our common stock and to the Company. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary Treasury Regulations promulgated thereunder, Internal Revenue Service ("IRS") rulings, administrative pronouncements and judicial decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The summary does not address all aspects of federal income taxation that may apply to a stockholder as a result of the Reverse Split and is included for general information only. In addition, the summary does not address any state, local or non-U.S. income or other tax consequences of the Reverse Split.

The summary does not address tax consequences to stockholders that are subject to special tax rules, including, without limitation, banks, insurance companies, regulated investment companies, personal holding companies, non-U.S. entities, nonresident alien individuals, broker-dealers, S corporations, entities treated as partnerships or partners of such partnerships, persons who acquired our common stock pursuant to the exercise of compensatory stock options or the vesting of restricted shares of common stock, estates, trusts and tax-exempt entities. The summary further assumes that stockholders have held our common stock subject to the Reverse Split as a capital asset within the meaning of Section 1221 of the Code, and will continue to hold such common stock as a capital asset following the Reverse Split. No ruling from the IRS or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Split.

THE FOLLOWING DISCUSSION IS BASED ON CURRENT LAW AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE REVERSE SPLIT. STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES. THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE.

We believe that the Reverse Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Split qualifies as a recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split common stock for shares of post-split common stock. The post-split common stock in the hands of a stockholder following the Reverse Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split common stock held by that stockholder immediately prior to the Reverse Split. Similarly, a stockholder’s holding period for the post-split common stock will be the same as the holding period for the pre-split common stock exchanged therefor.

Alternative characterizations of the Reverse Split are possible. For example, while the Reverse Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Split are rounded up to the nearest whole share may recognize gain for federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding alternative characterizations of the Reverse Split for federal income tax purposes.

THE COMPANY'S VIEW REGARDING THE TAX CONSEQUENCE OF THE REVERSE SPLIT IS NOT BINDING ON THE IRS OR THE COURTS. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

Vote Required

This Proposal to approve granting the Board the authority to exercise its discretion to amend the Certificate of Incorporation to effect the Reverse Split must be approved by the affirmative vote of a majority of the number of shares of common stock outstanding as of the Record Date, being a majority of 60,842,413, or 30,421,207 votes.  Broker non-votes (if any) and abstentions (if any) will not be considered as affirmative vote for the proposal and thus have the effect of a vote against the proposal.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 1 GRANTING THE BOARD THE AUTHORITY TO EXERCISE ITS DISCRETION TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMPANY’S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, AT AN EXCHANGE RATIO OF ONE-FOR-10 (1:10).

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S STOCK INCENTIVE PLAN TO PROVIDE THAT GRANTS OF VESTED AND UNVESTED SHARES OF THE COMPANY’S COMMON STOCK MAY BE ISSUED UNDER THE PLAN

The Board of Directors of the Company on October 25, 2000 adopted the Tengasco, Inc. Stock Incentive Plan (the “Plan”) to provide an incentive to key employees, officers, directors and consultants of the Company and its present and future subsidiary corporations, and to offer an additional inducement in obtaining the services of such individuals. The plan was approved by the Company’s stockholder on June 26, 2001. The Plan currently provides for the grant of stock options and stock appreciation rights to employees, directors, and consultants of the Company.

Background

On January 14, 2016, the Board of Directors approved an amendment to the Plan that authorizes grants of vested and unvested shares of the Company’s common stock as an additional type of equity compensation award permitted under the Plan.  The purpose of this amendment to the Plan is to provide the Company with greater flexibility in attracting and retaining qualified employees, consultants, officers and directors. In particular, because the current price environment for crude oil has significantly decreased the Company’s revenues and cash flow, the availability of grants of common stock in lieu of cash components of salary could provide the Company with an effective means of retaining or attracting qualified individuals while preserving cash.  The grant of vested or unvested stock as compensation has the additional benefit of exposing the recipient of such a grant to the same risk of diminution of value of the stock over time as that borne by the Company’s other shareholders.  Such risk is unlike that of a stock option, which exposes a recipient only to the possibility that the underlying stock may not appreciate over time.

Brief Description of Plan, as Amended

Participants

Employees, consultants and directors of the Company are eligible to participate in the Plan and to receive awards under the Plan, although only employees are entitled to receive “incentive stock options” (as described below).  As of January 25, 2016, there were approximately 17 employees, 0 consultants, and 4 directors who may be eligible to receive awards under the Plan.

Shares Reserved For Issuance

By previous amendments to the Plan approved by stockholder vote, the maximum number of shares of common stock that may be issued under the Plan has been increased to and currently stands at 7,000,000 shares, of which 3,043,118 shares are available as of January 25, 2016 under the Plan for issuance of options or SARS. As of January 25, 2016, the closing price of our common stock as reported on NYSE MKT was $0.15.

Adjustment of Shares

The Plan expressly provides that the aggregate number shares available under the Plan, and all existing options issued under the Plan will be adjusted to reflect any reverse split of the Company’s issued and outstanding shares.  Accordingly, if the Reverse Split contemplated in Proposal No. 1 of this Proxy Statement is approved and becomes effective, the aggregate number of shares available under the Plan would be reduced from 7 million shares to 700,000 shares, and the available number of shares would be adjusted from 3,043,118 shares to approximately 304,312 shares.  Existing options issued under the plan would be adjusted both as to volume and strike price as set out in the Plan to reflect the Reverse Split if made effective.

Awards

The Plan provides for the issuance of stock options (both “incentive stock options” as defined in the Internal Revenue Code of 1986, as amended (the “Code”) and non-qualified stock options), stock appreciation rights, and outright grants of vested and unvested shares of the Company’s common stock.  Option and stock appreciation rights generally have a maximum term of 10 years (5 years in the case of incentive stock options issued to 10% or more stockholders).  Options and SARs generally must have an exercise price that is at least equal to the fair market value of the underlying common stock on the date of grant. All awards may be issued subject to such other terms and conditions as may be proscribed by the Committee (defined below) in its discretion.

Administration

The Plan is generally administered by our Compensation Committee, which has broad authority to take such actions that are consistent with the terms of the Plan as it deems necessary or desirable in the administration of the Plan,

Amendment and Termination

The Committee generally reserves the right to amend or terminate the Plan in its discretion, although no such amendment shall be made without stockholder approval if such approval is required in accordance with applicable NYSE MKT rules.  In addition, no such amendment or termination may adversely affect the rights of any award holder without his or her consent.  Unless sooner terminated by the Committee, the Plan will terminate in accordance with its terms on January 31, 2018.

A copy of the Plan as it is proposed to be amended upon approval of Proposal 2 is attached hereto as Appendix B.

Benefits Not Determinable

Participation in the Plan is at the discretion of the Committee, and accordingly, future benefits under the Plan are not determinable.

Certain Federal Income Tax Consequences

The following description of the material federal income tax consequences of awards under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with awards. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.

Incentive Stock Options

A participant who is granted an incentive stock option (an “ISO”) recognizes no taxable income when the ISO is granted.  A participant will not recognize taxable income upon exercise of an ISO for regular income tax purposes but generally will recognize taxable income upon the exercise of an ISO for alternative minimum tax (“AMT”) purposes (see below).  A participant who exercises an ISO will recognize taxable gain or loss upon the sale of the shares underlying the option.  Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted.  If the participant disposes of the shares before the required holding periods have elapsed (a “disqualifying disposition”), the participant is subject to income tax (but not FICA taxes) as though he or she had exercised a non-qualified stock option, except that the ordinary income on exercise of the option is recognized in the year of the disqualifying disposition and generally is the lesser of (1) the excess of the fair market value of the shares acquired on the date of its exercise over the option price, or (2) the excess of the amount realized in the sale of the stock over the original option price.  The Company will not be entitled to a deduction with respect to the grant or exercise of the ISO or the sale of the ISO shares, except in the case of a disqualifying disposition of the ISO shares, upon which event the amount of the Company’s deduction is equal to the amount of the compensation income recognized by the participant.

Alternative Minimum Tax.  The exercise of an ISO may result in tax liability under the AMT.  The AMT provides for additional tax equal to the excess, if any, of (a) 26% or 28% of “alternative minimum taxable income” in excess of an applicable exemption amount, over (b) regular income tax for the taxable year.  For purposes of calculating alternative minimum taxable income, an ISO is treated as if it were a non-qualified stock option (as described below under “Non-Qualified Stock Options”), so the difference between the fair market value of the shares received on exercise and the option price will be deemed to be income for this purpose and the taxpayer will hold the shares with a tax basis equal to such fair market value for subsequent AMT purposes.  Application of the AMT to any exercise of an ISO and to a disqualifying disposition of shares is complex and will vary depending upon each person’s circumstances.

Non-Qualified Stock Options

The tax treatment of non-qualified stock options (“NQSOs”) differs significantly from the tax treatment of ISOs.  In general, no taxable income is recognized when an NQSO is granted, but upon exercise, the difference between the fair market value of the shares received and the exercise price is taxable as ordinary compensation income to the recipient and is generally deductible by the Company.  If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

SARs

A participant will generally not recognize taxable income upon receipt of a stock appreciation right (a “SAR”).   Upon exercise of the SAR, the participant will recognize ordinary income in an amount equal to the amount of cash received and/or the fair market value of any shares of the Company’s common stock received at the time of exercise.  The Company is generally entitled to a deduction equal to the amount of ordinary income recognized by a participant upon exercise of an SAR.  If the recipient is an employee of the Company, the income will constitute wages, subject to FICA taxes and withholding.

Common Stock Grants

A participant receiving stock ordinarily recognizes income at the time stock award vests.  Upon vesting (or if the shares are issued without a vesting schedule to begin with), the participant will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares on the vesting date.  If the shares are unvested upon issuance, the participant may elect under Section 83(b) of the Code to recognize ordinary compensation income upon the grant of the restricted shares, as opposed to on the vesting date (the ordinary compensation income is equal to the fair market value of the shares on the grant date).   Any dividends paid on or with respect to unvested stock are generally taxable upon receipt as ordinary compensation income.  If the participant is an employee of the Company, any compensation income will constitute additional wages, subject to FICA taxes and withholding.  The Company generally is entitled to deduct an amount equal to the income recognized by the participant at the time the participant recognizes the income.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding the number of shares of Common Stock that were subject to outstanding stock options under the Plan as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (the Plan)	481,250	$0.58	3,043,118

Vote Required

This Proposal to approve the amendments to the Plan must be approved by a majority of shares present and entitled to vote on the proposal.  Abstentions and broker non-votes will not be counted as votes cast on the proposal and therefore will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO AMEND THE PLAN.

PROPOSAL NO. 3

APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SEEK ADDITIONAL PROXIES

In this Proposal No. 3, we are asking our stockholders to vote in favor of a proposal that if Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Reverse Split (Proposal 1), we may move to adjourn the special meeting at that time to solicit additional proxies in favor of Proposal 1.

If the stockholders approve Proposal No.  3, we could adjourn the special meeting and use the additional time to solicit proxies from stockholders in favor of Proposal 1, including soliciting proxies from stockholders who have previously voted against the proposal.  If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders if the date, time and place of the adjournment are announced at the special meeting at which the adjournment is taken and a new record date is not set for the adjourned meeting.  At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

The number of votes required to approve Proposal No. 1 is a majority of outstanding shares of the Company’s common stock.   However, the same number of shares, a majority of outstanding shares, constitutes a quorum.  It is therefore possible that a quorum may be present but a sufficient number of votes may not be cast in favor of Proposal No. 1, the Reverse Split.  However, our Board believes that if the number of shares of our common stock present, in person or by proxy at the Special Meeting and voting in favor of Proposal 1 is insufficient to approve Proposal 1, it is in the best interests of our stockholders to authorize our Board to continue to seek to obtain a sufficient number of additional votes in favor of the proposal for its approval. Due to the limited time provided under NYSE MKT procedures to take action to increase the share price of the Company’s common stock, it is in the best interest of the stockholders to attempt to effectuate the Reverse Split rather than to seek other avenues to increase the share price which may prove to be either less effective or not available to accomplish that important objective within the time period allowed under NYSE MKT procedures.

Vote Required

This Proposal to approve the adjournment of the Special Meeting must be approved by a majority of shares present and entitled to vote on the proposal.  Abstentions and broker non-votes will not be counted as votes cast on the proposal and therefore will have no effect on the outcome of the proposal.

RECOMMENDATION OF THE BOARD

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 3 TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING IF AT THE SPECIAL MEETING A QUORUM IS PRESENT, BUT THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE REVERSE SPLIT (PROPOSAL 1) SO THAT THE COMPANY MAY SOLICIT ADDITIONAL PROXIES IN FAVOR OF PROPOSAL 1.

STOCKHOLDERS’ PROPOSALS

Proposals of stockholders or director nominations intended to be presented at the 2016 annual meeting must be received in writing, by the Chief Executive Officer of the Company at its offices by July 2, 2016.  In addition, proposals of stockholders or director nominations intended for inclusion in the Company's proxy statement relating to that meeting must be received in writing, by the Chief Executive Officer of the Company at its offices by July 2, 2016.

The Securities and Exchange Commission rules and regulations provide that if the date of the Company's 2016 Annual Meeting is advanced or delayed more than 30 days from the date of the 2015 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2016 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2016 Annual Meeting. Upon determination by the Company that the date of the 2016 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2015 Annual Meeting, the Company will disclose such change no later than in the earliest possible Quarterly Report on Form 10-Q filed by the Company.

ADDITIONAL INFORMATION

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for notice of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information stockholders receive and reduce expenses for companies. Both the Company and some of our intermediaries may be householding our notice of internet availability of proxy materials. Once you have received notice from your broker or another intermediary that they will be householding materials sent to your address, householding will continue until you are notified otherwise or until you revoke your consent. Should you wish to receive separate copies of the notice of internet availability of proxy materials in the future, we will promptly deliver a separate copy of this document to you if you send a written request to us at our address appearing on the cover of this Proxy Statement, to the attention of the Company Secretary. If you hold your shares through an intermediary that is householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

By Order of the Board of Directors

Cary V. Sorensen, Secretary

TENGASCO, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Rugen and Cary V. Sorensen as proxies (the “Proxies”), each with power of substitution and re-substitution, to vote all shares of Common Stock, $.001 par value per share, of Tengasco, Inc. (the “Company”) held of record by the undersigned on January 25, 2015 at the Special Meeting of stockholders to be held at the Company’s offices at 6021 S. Syracuse Way, Suite 117, Greenwood Village, CO 80111 on March 17, 2016 at 8:30 AM local (Mountain ) time, or at any adjournments thereof, as directed below, and in their discretion on all other matters coming before the meeting or any adjournments thereof.

Please mark boxes /   / in blue or black ink.

1.                   Proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse split of its issued and outstanding shares of common stock at a ratio of 1:10; provided that the Company’s Board of Directors may abandon the reverse split in its discretion at any time prior to filing the amendment to the Certificate of Incorporation.

FOR      ☐             AGAINST             ☐             ABSTAIN             ☐

2.                   Proposal to approve an amendment to the Company’s Stock Incentive Plan  to expand the types of awards available under the Plan to include grants of vested and unvested shares of the Company’s stock, in addition to grants of options and stock appreciation rights as currently provided by the Plan.

FOR      ☐             AGAINST             ☐             ABSTAIN             ☐

3.                   Proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies to vote in favor of the foregoing Proposal No. 1.

FOR      ☐             AGAINST             ☐             ABSTAIN             ☐

When properly executed, this Proxy will be voted as directed. If no direction is made, this Proxy will be voted “FOR” Proposal 1; FOR Proposal 2; and FOR Proposal 3.

Please mark, date, and sign and return this Proxy promptly in the enclosed envelope.

Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney or executor, administrator, trustee or guardian, please give your full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:	, 2016

X
Signature

X
Print Name(s)

X
Signature, if held jointly

APPENDIX A

CERTIFICATE OF AMENDMENT TO
THE CERTIFICATE OF INCORPORATION OF TENGASCO, INC.

TENGASCO, INC. (the “Corporation”), a corporation organized and existing under of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The name of the Corporation is Tengasco, Inc.

SECOND: The Certificate of Incorporation of the Corporation is hereby amended as follows.

By inserting the following paragraph as a new paragraph 4 (a) (6) thereof:

Upon the effectiveness of the amendment to the Certificate of Incorporation adding this paragraph thereto (the “Effective Time”), each share of Common Stock, par value $.001 per share issued and outstanding immediately prior to the Effective Time (the “Original Common Stock”), shall be reclassified into 1/10 shares of Common Stock, such Common Stock to have the rights and powers set forth in the Certificate of Incorporation and under the General Corporation Law of the State of Delaware (the “Reverse Split”). All shares of Common Stock issued to any holder of Original Common Stock as a result of the Reverse Split shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional shares shall be issued in connection with the Reclassification.  At and after the Effective Time, outstanding certificates that prior thereto represented shares of Original Common Stock shall be deemed for all purposes to evidence ownership of and to represent that number of shares of Common Stock into which the shares previously represented by such certificates have been reclassified as herein provided.  No fractional shares shall be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock in lieu of such fractional share interest. Until any such outstanding stock certificates have been surrendered for transfer or otherwise accounted for to the Corporation, the registered owner thereof on the books and records of the Corporation shall have and be entitled to exercise any voting and other rights with respect to, and receive any dividend and other distributions upon, the shares of Common Stock issued in respect of the Original Common Stock formerly evidenced by such certificates.

THIRD: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.  The foregoing amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to be signed by Michael J. Rugen, its Chief Executive Officer, thereto duly authorized, this ____ day of ___________, 20__.

Tengasco, Inc.

BY:
Michael J. Rugen
Chief Executive Officer

APPENDIX B

TENGASCO, INC. STOCK INCENTIVE PLAN

ARTICLE 1
The Plan

1.1.      Name. The name of this Plan is the Tengasco, Inc. Stock Incentive Plan.

1.2       Purpose and Scope.

(a)      The purposes of the Plan are to (i) attract and retain the best available personnel for positions of substantial responsibility, (ii) encourage ownership of the Company's common stock by Employees of the Company (and any current or future Parent or Subsidiary of the Company), (iii) encourage ownership of the Company's common stock by the Company’s Directors (and any current or future Parent or Subsidiary of the Company), and (iv) promote the Company's business success by creating a long-term mutuality of interests between its Employees, non-employee Directors, other Plan participants and the Company’s shareholders.

(b)     The Plan provides for the granting of (i) Incentive Stock Options, Nonqualified Stock Options and stock appreciation rights (“SARs”) to Employees;, (ii) Nonqualified Stock Options and SARs to non-employee Directors of the Company and Consultants to the Company; and (iii) Common Stock to Employees, Directors, Officers, and Consultants to the Company.

1.3       Effective Date and Duration of Plan. This Plan is effective for a ten-year period commencing on February 1, 2008, and ending on January 31, 2018, provided that options and SARs granted under the Plan prior to the termination date shall continue to be exercisable in accordance with the terms of the Agreement granting such option or SAR beyond termination of the Plan.

ARTICLE 2
Definitions

Capitalized terms in this Plan shall have the following meanings (unless the context plainly requires that a different meaning apply):

2.1      Act. The Securities Act of 1933, as amended from time to time, or any replacement legislation.

2.2         Agreement.  Written agreement between the Company and the Recipient granting the option or SAR to the Recipient.

2.3      Board.  The Board of Directors of the Company.

2.4      Code. The Internal Revenue Code of 1986, as amended from time to time, or any replacement legislation and regulations promulgated thereunder.

2.5      Committee. The stock option or compensation committee appointed by the Board, if one is appointed. If no Committee has been appointed, the term Committee shall mean the Board. The Committee shall consist solely of two or more Non-Employee Directors as that term is defined under Regulation 240.16b-3 promulgated by the Securities and Exchange Commission.

2.6      Common Stock. The Company’s $.001 par value common stock.

2.7      Company. Tengasco, Inc. and any successor to such corporation, whether by merger, consolidation, liquidation or otherwise.

2.8      Consultant. Any person engaged by the Company (or any Parent or Subsidiary) as a non-employee service provider pursuant to the terms of a written contract.

2.9      Director. Any duly elected member of the Board.

2.10     Disability. Permanent and total disability within the meaning of Section 22(e)(3) of the Code.

2.11     Employee. All persons employed by the Company or any Parent or Subsidiary, including officers, whether full-time or part-time.

2.12     Exchange Act. The Securities Exchange Act of 1934, as amended from time to time, or any replacement legislation.

2.13     Fair Market Value. The closing price per share of Common Stock on the American Stock Exchange or nationally recognized securities exchange on which the stock is listed. If the stock is not listed on a generally recognized securities exchange, Fair Market Value shall be determined by the Committee in good faith, using such criteria as the Committee may, in its sole discretion, deem appropriate.

2.14     Incentive Stock Option. Any stock option granted under this Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15    Nonqualified Stock Option. Any stock option granted under this Plan which is not intended to qualify as an Incentive Stock Option.

2.16    Optioned Shares. Those Shares subject to a stock option granted pursuant to this Plan.

2.17    Parent. A parent corporation, whether now or hereafter existing, within the meaning of Section 424(e) of the Code.

2.18    Plan.  The Tengasco, Inc. Stock Incentive Plan, as amended from time to time.

2.19   Recipient.  An individual who has received a stock option or SAR or Common Stock pursuant to this Plan.

2.20   Share.  One share of the Company’s Common Stock,  as adjusted in accordance with Section 5.7 of this Plan.

2.20   SAR. A stock appreciation right which entitles the holder upon exercise of that right to the product of (a) the excess of the Fair Market Value of one Share on the date of exercise over the price per share established by the Committee (in its sole discretion) for the grant and (b) the number of Shares subject to the grant, payable in either Shares, cash or a combination of the two, as provided in Section 5.4(b).

2.21    Subsidiary. A subsidiary corporation, whether now or hereafter existing, within the meaning of Section 424(f) of the Code.

ARTICLE 3
Plan Administration
3.1      Administration.

          (a)     The Plan shall be administered by the Committee. The Committee shall have the authority, in its sole discretion, including, but not limited to, determining the individuals who shall receive options, SARs, and Common Stock; the times when they shall receive them; whether an option shall be an Incentive or a Nonqualified Stock Option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the Recipient's exercise of an SAR; whether to require that the Recipient remain in the employ of the Company or its Subsidiary for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company's obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock either granted under this Plan or acquired upon the exercise of an option and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Agreement, including without limitations, contingencies relating to financial objectives (such as earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, and/or the period of continued employment of the Recipient with the Company or its Subsidiary, and to determine whether such contingencies have been met; to construe the respective Agreements granting such options and SARs; with the consent of the Recipient, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to herein shall be conclusive.

          (b)      Options and SARs granted under this Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

          (c)      The Committee shall endeavor to administer the Plan and grant options, SARs, and Common Stock hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the Exchange Act, although compliance with Section 16 is the obligation of the Recipient, not the Company.  Neither the Committee, the Board, nor the Company can assume any legal responsibility for a Recipient’s compliance with his obligations under Section 16 of the Exchange Act.

          (d)      No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any option or SAR granted hereunder.

ARTICLE 4
Eligibility For Grants

4.1      Eligibility and Terms of Grants.

          (a)      The Committee shall have full discretionary authority to determine the persons eligible to receive an option or SAR or Common Stock.

          (b)      In determining the persons to whom options or SARs or Common Stock shall be granted and the number of shares to be covered by each option or SAR or grant of Common Stock, the Committee shall take into account the duties of the respective persons, their past, present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

          (c)      A Recipient shall be eligible to receive more than one grant of an option or SAR or Common Stock during the term of the Plan, on the terms and subject to the restrictions set forth herein.

4.2      Granting of Options.

          (a)     The granting of any option or SAR or Common Stock  shall be entirely in the discretion of the Committee and nothing in the Plan shall be construed as giving any Employee, Director or Consultant any right to participate under this Plan or to receive any option or right or stock under it.

          (b)     The Committee may, in its sole discretion, accept the cancellation of outstanding options or SARs in return for the grant of new options or SARs for the same or different number and at the same or different option price.

ARTICLE 5
General Provisions

5.1      Stock Subject to Plan.

          (a)     The stock subject to options or SARs or grant of Common Stock hereunder shall be shares of Common Stock. Such shares, in whole or part, may be authorized but unissued shares, reacquired shares or both. The aggregate number of shares of Common Stock as to which options and SARs may be granted from time to time under the Plan shall not exceed 7,000,000, subject to adjustment as provided in Section 5.7 hereof. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan

          (b)     Any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

5.2      Terms and Conditions; Agreements.

Each option or SAR or grant of Common Stock granted under this Plan shall be evidenced by a written agreement (the “Agreement”) between the Company and the Recipient. The Agreement shall be in the form determined by the Committee in its discretion and shall be subject to such amendment or modification from time to time as the Committee shall deem necessary or appropriate to comply with or take advantage of applicable laws or regulations. Each Agreement shall specifically identify the portion, if any, of the option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option. Each Agreement shall comply with and be subject to the following terms and conditions:

          (a)      Number of Shares. Each Agreement shall state the number of shares covered by the option or SAR or grant of Common Stock.

          (b)      Exercise Price and Base Price.

                (1) Each Agreement shall state the exercise price for the option or the base price for the SAR which price shall be determined by the Committee.

                (2) The date on which the Committee adopts a resolution expressly granting an option or SAR shall be considered the day on which such option or SAR is granted, unless a future date is specified in the resolution, and the Fair Market Value of the Common Stock to which such option or SAR relates shall be determined at the close of the day on which the resolution is adopted, unless another value and/or another date is specified in the resolution.

          (c)      Term. Each Agreement shall state the period during and times at which the option or SAR shall be exercisable, in accordance with the following limitations:

                (1) The date on which the Committee adopts a resolution expressly granting an option or SAR shall be considered the day on which such option or SAR is granted, although such grant shall not be effective until the Recipient has executed an Agreement with respect to such option or SAR.

                (2) Subject to the provisions of section 7.4 hereof, the exercise period of any option or SAR shall not exceed ten (10) years from the date of the grant of the option or SAR.

                (3) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding option or SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. No exercise period may be so extended to increase the term of an option or SAR beyond ten (10) years from the date of the grant.

                (4) The exercise period shall be subject to earlier termination as provided in Sections 5.5 and 5.6 hereof, and furthermore, shall be terminated upon surrender of the option or SAR by the Recipient if such surrender has been authorized in advance by the Committee.

5.3       Notice of Intent to Exercise Option or SAR.

An option or SAR granted under the Plan may be exercised in whole or in part by notifying the Company (or its designee) in the manner and upon the terms as may be provided in the Agreement.

5.4       Exercise of Option or SAR.

          (a)     Upon receipt by the Company (or its designee) of the notice provided in Section 5.3, an option shall deemed to be exercised as to the number of Shares specified in such notice and Shares in that amount shall be issued to the Recipient upon payment to the Company of the amount specified in Section 6.2 or 7.5, whichever is applicable. The option purchase price shall be paid in full upon exercise unless the Agreement permits installment payments. The purchase price for the option shall be paid in cash, or in shares of Common Stock having a Fair Market Value equal to such option price, or in property or in a combination of cash shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Company at the time of exercise as a compensatory cash payment. The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the Optioned Shares.

          (b)     Upon receipt by the Company (or its designee) of the notice provided in Section 5.3 of the exercise of a SAR, the SAR shall deemed to be exercised as to the number of Shares specified in the notice and the Committee shall (as it may determine in its sole discretion) issue to the Recipient either (1) Shares of Common Stock based on the Fair Market Value on the date of payment (with any fractional Shares to be paid in cash), (2) cash or (3) a combination of Shares and cash, equal in value (in United States dollars) to the amount payable under the SAR. Any cash payment to be made by the Company under this Section may, as determined by the Committee in its sole discretion, be payable in installments over a period of no more than 6 months.

5.5       Termination.

Except as provided herein or in the Agreement, an option or SAR may not be exercised unless the Recipient then is an Employee or Director of or consultant to the Company (or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming the option or SAR in a transaction to which Section 424(a) of the Code applies), and unless the Recipient has remained continuously as an Employee or officer or Director or consultant to the Company since the date of grant of the option or SAR.

          (a)     Unless otherwise provided in the Agreement, if the Recipient ceases to be an Employee or Director of, or consultant to, the Company (other than by reason of death, Disability or retirement), all options and SARs theretofore granted to such Recipient that are exercisable at the time of such cessation may, unless earlier terminated in accordance with their terms, be exercised within three months after such cessation; provided, however, that if the employment or consulting relationship of a Recipient shall terminate, or if a Director shall be removed, for cause, all options and SARs theretofore granted to such Recipient shall to the extent not previously exercised, terminate immediately. Any such determination by the Committee as to whether termination is for cause shall be final and binding upon the Recipient.

          (b)     Options and SARs granted under the Plan shall not be affected by any change in the status of a Recipient so long as he continues to be associated with the Company or its Subsidiary.

          (c)      Nothing in the Plan or in any Option or SAR granted hereunder shall confer upon a Recipient any right to continue in the employ of or maintain any other relationship with the Company or interfere in any way with the right of the Company to terminate such employment or other relationship between the Recipient and the Company.

5.6           Death, Disability or Retirement of Recipient.

Unless otherwise provided in the Agreement, if a Recipient shall die while an Employee or Director of or a consultant to the Company, or if the Recipient's employment, officer status or consulting relationship shall terminate by reason of Disability or retirement, all options or SARs theretofore granted to such Recipient, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised by the Recipient or by the Recipient’s estate or by a person who acquired the right to exercise such options or SARs by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, at any time within one year after the date of death, Disability or retirement of the Recipient; provided, however, that in the case of Incentive Stock Options such one-year period shall be limited to three months in the case of retirement.

5.6       Non-Transferability of Options; Restrictions on Transferability.

          (a)     No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Notwithstanding the foregoing, at the discretion of the Committee, Nonqualified Stock Options may be transferred in a transaction for estate planning purposes.

          (b)     Any attempted sale, pledge, assignment, hypothecation or other transfer of an option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an option, shall be null and void and without force or effect and shall result in a termination of the option.

          (c)     As a condition to the transfer of any shares of Common Stock issued upon exercise of an option granted under this Plan, or grant of any shares of Common Stock under this Plan, the Company may require an opinion of counsel, satisfactory to the Company, to the effect that such transfer will not be in violation of the Act or any other applicable securities laws or that such transfer has been registered under Federal and all applicable state securities laws. Further, the Company shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Company any Federal, state or local tax owed by the Recipient as a result of exercising the Option or SAR or disposing of any Common Stock when the Company has a legal liability to satisfy such tax. The Company shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the Act, the Exchange Act, or under any other state, federal or provincial law, rule or regulation. The Company is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. Furthermore, the Company will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

5.7       Recapitalization; Effect of Other Changes.

          (a)     Subject to any required action by the shareholders of the Company, the aggregate number of Shares for which options may be granted hereunder, the number of Shares covered by any outstanding option or SAR, and the price per Share thereof under each such option or SAR shall be proportionately adjusted for the following: (a) any dividend or other distribution declared as to Common Stock which is payable in Shares: and (b) an increase or decrease in the number of outstanding shares of Common Stock resulting from a stock split or reverse split of shares, recapitalization or other capital adjustment. All fractional Shares or other securities which result from such an adjustment shall be eliminated and not carried forward to any subsequent adjustment.

          (b)     In the event of the proposed dissolution or liquidation of the Company, or any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or a merger or consolidation of the Company with another corporation, the Committee may provide that the holder of each option and SAR then exercisable shall have the right to exercise such Option or SAR (at its then current exercise price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, corporate separation or division, or merger or consolidation by a holder of the number of Shares of Common Stock for which such option or SAR might have been exercised immediately prior to such dissolution, liquidation, corporate separation or division, or merger or consolidation.

          (c)     Paragraph (b) of this Section 5.7 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares of Common Stock (excluding a change in par value, or from no par value to par value, or any change as a result of a subdivision or combination, but including any change in such Shares into two or more classes or series of shares), the Committee may provide that the Recipient of each option or SAR then exercisable shall have the right to exercise such option or SAR solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by the holder of the number of shares of Common Stock for which such option or SAR might have been exercised.

          (d)     Except as expressly provided in this Section 5.7, the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class other than the Company’s Common Stock, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class other than the Company’s Common Stock, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, other than the Company’s Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option or SAR. The grant of an option or SAR pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

          (e)     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

5.8       No Rights As a Shareholder;  Non-Distributive Intent.

          (a)     Neither a Recipient of an option, nor such Recipient's legal Representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to any shares subject to such option until after the option is exercised and the shares are issued.

          (b)     No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5.7 hereof.

          (c)     Upon exercise of an option at a time when there is no registration statement in effect under the Act relating to the shares issuable upon exercise, Shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Company with sufficient information to establish an exemption from the registration requirements of the Act.

5.9       Conversion of Outstanding Options to SARs.

The Company may, in its sole discretion and without the consent of the Recipient, elect at any time to convert any option granted under the Plan to a SAR. In the event of such an election, any converted SAR shall remain in effect until the option involved would have expired under the terms of the Agreement with the Recipient. The base price of such SAR shall be determined using the Fair Market Value of the Shares subject to the option on the date the option was first granted. Notice of such an election shall be provided to the Recipient as soon as feasible after the date of the election.

5.10     Withdrawal. A Recipient may at any time elect in writing to abandon an option or SAR with respect to the number of Shares as to which the option or SAR shall not have been exercised.

5.11     Compliance with Applicable Laws and Articles of Incorporation.

          (a)     The Company shall have the right to place appropriate legends upon the certificate for any Shares issued pursuant to this Plan and take such other acts as it may deem necessary or appropriate to ensure that the issuance of Optioned Shares or the exercise of a SAR complies with applicable provisions of Federal and state securities laws.

          (b)     The Company shall not be obligated to issue Shares under any option or in payment of any SAR granted under this Plan that would violate any law. Each Recipient may be required to make representations, enter into restrictive agreements, or take such other actions as may be deemed necessary or appropriate by the Company to ensure compliance with applicable law and the Company’s Articles of Incorporation and By-laws.

ARTICLE 6
Special Rules for Nonqualified Stock Options

6.1       Option Price. The purchase price of Shares subject to a Nonqualified Stock Option shall be determined by the Committee at the time the option is granted; provided, that the purchase price shall not be less than 85% of the Fair Market Value of such Shares on the date of the grant.

6.2       Payment Upon Exercise of Option. The amount to be paid by the Recipient upon exercise of a Nonqualified Stock Option shall be the full purchase price for the Shares involved provided in the Agreement to be paid in the manner determined by the Committee, together with the amount of any required federal, state, and local tax withholding (as determined by the Committee in its sole discretion). The Committee may, in its sole discretion, permit a Recipient to elect to pay the required tax withholding by having the Company withhold Shares having a Fair Market Value at the time of exercise equal to the amount required to be withheld. An election by a Recipient to have shares withheld for this purpose will (together with such additional restrictions as the Company may impose) be subject to the following:

          (a)     If a Recipient has received multiple option grants, a separate election must be made for each grant;

          (b)     The election must be made prior to the date the option is exercised;

          (c)     The election will be irrevocable;

          (d)     The election may be rejected by the Company;

          (e)     If the Recipient is an "officer" of the Company within the meaning of Section 16 of the Exchange Act ("Section 16") as defined in Rule 16a-1(f) promulgated by the Securities Exchange Commission, the election may not be made within six months following the grant of the option; and,

          (f)      If the Recipient is an "officer" of the Company within the meaning of Section 16, the election must be made either six months prior to the day the option is exercised or during the period beginning on the third business day following the date of release of the Company's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following such date.

ARTICLE 7
Special Rules for Incentive Stock Options

7.1       Conformance With Code Requirements. Incentive Stock Options granted under this Plan shall conform to, be governed by, and be interpreted in accordance with Section 422 of the Code and any regulations thereunder including, without limitation, those provisions of Section 422 of the Code that prohibit an option by its terms to be exercisable after ten (10) years from the date that it was granted. All Incentive Stock Options granted under the Plan shall at the time of the grant be specifically designated as such in the Agreement. Only Employees may be granted Incentive Stock Options. To the extent that any option granted as an Incentive Stock Option fails to conform to the applicable requirements, it shall be treated and honored by the Company as a Nonqualified Stock Option.

7.2       Option Price. The purchase price of each Share optioned under the Incentive Stock Option provisions of this Plan shall be determined by the Board in its sole discretion but shall, in no event, be less than the Fair Market Value on the date of grant.

7.3       Limitation on Amount of Incentive Stock Option. The aggregate Fair Market Value (determined on the date of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all plans of the Company (and any Parent or Subsidiary) shall not exceed $100,000 (or such other limit as may be established by law from time to time).

7.4       Limitation on Grants to Substantial Shareholders. An Employee may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent (10%) of the total voting power of all classes of stock of the Company (after taking into account the attributions rules of Section 424(d) of the Code) unless the per share option price specified by the Board for the Incentive Stock Options granted such an Employee is at least one hundred ten percent (110%) of the Fair Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five (5) years from the date such option is granted. For purposes of this limitation, Section 424(d) of the Code governs the attributes of stock ownership.

7.5       Payment upon Exercise of Option. The amount to be paid by the Recipient upon exercise of an Incentive Stock Option shall be the full purchase price thereof provided in the Agreement to be paid in the manner determined by the Committee.

ARTICLE 8
Amendment and Termination

8.1       Amendment.

          (a)     The Committee shall have the right to amend the Plan at any time and from time to time; provided, that no such amendment of the Plan shall, without stockholder approval, (1) increase the number of shares which may be issued under the Plan as set forth in Section 5.1, (2) change in any way the class of employees eligible to receive Incentive Stock Options under the Plan, (3) extend the duration of the Plan, or (4) be effective if stockholder approval of the amendment is required at such time in order for the Plan’s stock options or SARs to qualify for any available exemption from Section 16 of the Exchange Act or by any other applicable law, regulation, rule of order.

          (b)     No amendment may be made that would cause options granted hereunder not to qualify as Incentive Stock Options under the Code or would cause options or SARs under the Plan not to qualify for exemption under Section 16 of the Exchange Act.

          (c)     No amendment of the Plan shall, without the written consent of the holder of an option or SAR awarded under the Plan prior to the date of the amendment or termination adversely affect the rights of such holder with respect to such option or SAR.

          (d)     Notwithstanding anything herein or in any Agreement to the contrary, the Committee shall have the power to amend the Plan in any manner deemed necessary or advisable for options or SARs granted under the Plan to qualify to be treated as Incentive Stock Options under the Code or for any exemption provided under Section 16 of the Exchange Act and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options previously granted under the Plan. In the event of such an amendment to the Plan, the holder of any option or SAR outstanding under the Plan shall, upon request of the Committee and as a condition for exercising of such option or SAR, execute a conforming amendment in the form prescribed by the Committee to the Agreement within such reasonable period of time as the Committee shall specify in such request.

8.2       Termination. The Committee shall have the right to terminate the Plan at any time; provided, that no such termination shall terminate any outstanding option or SAR previously granted under the Plan or adversely affect the rights of such holder without his or her written consent. No new options or SARs may be granted under the Plan on or after the date of termination.

ARTICLE 9
Foreign Employees, Directors and Consultants

9.1       Option Grants to Foreign Nationals. The Committee may grant Options and SARs under this Plan to eligible Employees, Directors or consultants who are foreign nationals on such additional or different terms and conditions as may in the judgment of the Committee, in its sole discretion, be necessary or appropriate to comply with the provisions of any applicable laws of a foreign country.

ARTICLE 10
Miscellaneous

10.1     Adoption By Board; Approval of Shareholders. This Plan was initially approved by the Board effective October 25, 2000 and approved by the shareholders of the Company within twelve (12) months of that date on June 26, 2001 as required by section 422(b) of the Code. Thereafter, an amendment to the Plan was approved by the Board on May 19, 2005 and the amendment was approved by the shareholders on July 19, 2005. A further amendment to the Plan was approved by the Board on February 1, 2008 and by the shareholders of the Company on June 2, 2008.

10.2     Assumption. Subject to the provisions of Section 5.7 hereof, the terms and conditions of any outstanding option or SAR granted pursuant to this Plan shall be assumed by, be binding upon and shall inure to the benefit of any successor corporation to the Company and shall, to the extent applicable, continue to be governed by the terms and conditions of this Plan. Such successor corporation may, but shall not be obligated to, assume this Plan.

10.3     Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Company, or by any shareholder of the Company against any past, present or future member of the Board or the Committee, or against any Employee, or by an Employee (past, present or future) against the Company, irrespective of the place where an action may be brought and of the place of residence of any such shareholder, Director or Employee, will cease and be barred by the expiration of three (3) years from the date of the act or omission in respect of which such right of action is alleged to have arisen or such shorter period as may be provided by law.

10.4     Tax Litigation. The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Committee believes to be important to holders of options and SARs granted under this Plan and to conduct any such contest or litigation arising therefrom to a final decision.

10.5     No Restrictions On Adoption of Other Plans. Nothing in this Plan shall restrict the Company's rights to adopt other option plans pertaining to any or all of the Employees, Directors or Consultants covered under this Plan or other Employees, Directors or Consultants not covered under this Plan.

10.6     Costs And Expenses. Except as provided herein, all costs and expenses of administering the Plan shall be paid by the Company.

10.7     Plan Unfunded. This Plan shall be unfunded. Except for the Company's reservation of a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any grant under the Plan.

10.8     Government Regulations. The rights of Recipients and the obligations of the Company hereunder shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental agency.

10.9     Proceeds From Sale of Stock. Proceeds of the purchase of Optioned Shares by a Recipient may be used by the Company for any business purpose.

10.10   Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Tennessee.

10.11   Invalidity. If any provision of the Plan shall be held invalid or unlawful for any reason, such event shall not affect or render invalid or unenforceable the remaining provisions of the Plan.

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